Exhibit 10.16

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE ANTHERA PHARMACEUTICALS, INC.
2013 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Grant Date Fair Value:

Pursuant to the Anthera Pharmaceuticals, Inc. 2013 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Anthera Pharmaceuticals, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above.  Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.  The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank.  Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.

3.             Vesting of Restricted Stock.

(a)           The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date

_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

(b)            Notwithstanding anything herein to the contrary, in the event (and only in the event) that the shares of Restricted Stock are assumed or continued by the Company or its successor entity upon a Sale Event and thereafter remain in effect following such Sale Event, if the Grantee’s employment with the Company, its Subsidiaries or successor entity (the “Employer”) is terminated by the Employer without Cause or by the Grantee for Good Reason within 12 months after the Sale Event, then the restrictions and conditions in Paragraph 2 of this Agreement shall lapse with respect to the number of shares of Stock that would have vested within the three month period following such termination of employment.

(c)           For purposes of this Agreement, “Cause” shall mean (i) gross negligence or willful misconduct by the Grantee in the performance of the Grantee’s duties to the Employer that is not cured within 30 days of written notice thereof, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Employer; (ii) a material breach of any agreement between the Grantee and the Employer; (iii) a material and willful violation by the Grantee of any federal or state law; (iv) commission by the Grantee of any act of fraud with respect to the Employer; or (v) the Grantee’s commission of an act of moral turpitude or conviction of or entry of a plea of nolo contendere to a felony.   For purposes of this Agreement, “Good Reason” shall mean (a) a material diminution of the Grantee’s base compensation (other than in connection with a general decrease in base salaries for most similarly situated employees of the Employer); or (b) a material change in the geographic location at which the Grantee provides services to the Employer.  In the event the Grantee is a party to an agreement with the Employer that contains a different definition of “Cause” and/or “Good Reason” (or such other similar concepts) the definition(s) set forth in such other agreement shall be applicable to the Grantee for purposes of this Agreement.

4.             Dividends.  Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  Except in the case where an election is made pursuant to Paragraph 8 below, with the approval of the Administrator, the required minimum tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.             Election Under Section 83(b).  The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code.  In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.  The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

9.             No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10.           Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

ANTHERA PHARMACEUTICALS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Address: